UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 6, 2012

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Change in Control Plan

On December 6, 2012, the Board of Directors of Bloomin’ Brands, Inc. (the “Company”) adopted the Bloomin’ Brands, Inc. Executive Change in Control Plan (the “Change in Control Plan”).

The Change in Control Plan entitles executive officers and other key employees to certain severance payments and benefits in the event of a qualifying termination of employment upon or within the 24 months following certain change in control events. A qualifying termination is a termination by the Company for any reason other than cause, or by the employee for good reason. The amount of payments and the type of benefits provided under the Change in Control Plan vary based on the employee’s position with the Company and the nature of the termination event and include cash severance payments, accelerated vesting of equity awards, continued participation in group health benefits, outplacement services and other accrued benefits. The payments and benefits will be reduced by the amount of any severance or similar payments or benefits under an employment agreement or other arrangement with the Company and are subject to the employee’s compliance with non-competition and other restrictive covenants and the other terms and conditions of the Change in Control Plan.

The foregoing is a summary of the material terms of the Change in Control Plan and is qualified in its entirety by reference to the copy of the Change in Control Plan that is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Change in Control Plan replaces in its entirety the Company’s Executive Severance and Change in Control Plan, which was terminated on December 6, 2012 and would have provided for severance payments and benefits to employees designated as participants under such plan in the event of a qualifying termination of employment, whether or not there was also a change in control.

Award Agreements under the 2012 Incentive Award Plan

On December 6, 2012, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved forms of award agreements under the Company’s 2012 Incentive Award Plan (the “Equity Plan”) for options, restricted stock granted to directors, restricted stock granted to employees and consultants and performance units. The forms of agreements supplement the terms of the Equity Plan applicable to such awards, including as follows:

•
The form of option agreement includes a definition of termination for “Cause” (if no definition is otherwise applicable to the award recipient under an employment agreement or arrangement with the Company) upon which all options, whether vested or unvested will be forfeited.

•	The form of restricted stock award agreement for the Company’s directors provides that upon a change of control, the restricted stock will become fully vested.

•
The form of restricted stock award agreement for the Company’s employees and consultants provides that upon a change of control, restricted stock that remains outstanding or is exchanged or converted into securities of the acquiring or successor entity will continue to vest in accordance with the terms set forth in the award agreement. If upon a change of control the restricted stock will be cancelled in exchange for cash consideration (a) the restricted stock will become fully vested immediately prior to the change of control, except in the case of awards held by employees at the level of Vice President or above at the time of such change of control, and (b) in the case of awards held by employees at the level of Vice President or above at the time of such change of control, the restricted stock will instead be converted into a right to receive such cash consideration upon satisfaction of the vesting and other terms and conditions of the award agreement in effect immediately prior to the change of control.

•
The form of performance unit award agreement provides for the establishment of (a) vesting dates on which the award recipient must continue to be employed or otherwise providing service to the Company and (b) performance criteria to be achieved by the Company over a performance period and, based on the extent to which the performance criteria are achieved and if the award recipient provided continuous service to the Company until the vesting date, a corresponding number of performance units subject to the award will vest (which number may range from zero percent to a specified maximum percent of the target number of performance units eligible for vesting based on such criteria). If the award recipient’s employment or other service status with the Company terminates, the award will terminate as to any units that are unvested at the time of such termination, unless (x) such termination is due to death or disability, in which case a pro rata portion of the award shall vest based on the portion of the performance period for which service was provided, or (y) the termination occurs before the vesting date but after the end of the performance period and is other than for cause (as defined in the agreement), in which case the applicable number of units will vest for that performance period as if such termination had not occurred. The agreement also provides that upon a change of control, if the vesting of the units is accelerated pursuant to the Equity Plan or the Change in Control Plan, then unless the Committee determines otherwise, the number of units that will vest for any incomplete performance period as of the change of control will be the target amount.

Copies of these award agreements are attached as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and the foregoing summary is qualified in its entirety by reference thereto.

Item 9.01     Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

10.1	Executive Change in Control Plan, effective December 6, 2012.
10.2	Form of Nonqualified Stock Option Award Agreement for options granted under the Bloomin’ Brands, Inc. 2012 Incentive Award Plan.
10.3	Form of Restricted Stock Award Agreement for restricted stock granted to directors under the Bloomin’ Brands, Inc. 2012 Incentive Award Plan.
10.4	Form of Restricted Stock Award Agreement for restricted stock granted to employees and consultants under the Bloomin’ Brands, Inc. 2012 Incentive Award Plan.
10.5	Form of Performance Unit Award Agreement for performance units granted under the Bloomin’ Brands, Inc. 2012 Incentive Award Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date: December 7, 2012	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer